UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 25, 2010

VOIS INC.

(Exact name of registrant as specified in its charter)

Florida	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8709 Hunters Green Dr., Ste 300, Tampa, Fl	33647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 925-5845

22900 Shaw Road, Suite 111, Sterling, VA 20166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2010, James C. Thomas, age 61, was hired as the Chief Financial Officer. Mr. Thomas’ career spans more than 30 years and he has held senior financial positions in both publicly & privately held companies in various industries with sales ranging from $75 Million to $2 Billion.

Mr. Thomas was recently CFO of Tri-State Pain Institute from 2008 to 2010. He was a CFO Partner with Tatum, LLC from 2001-2008 and served as Chief Financial Officer for a number of companies, including St Mathews University, Savient Pharmaceuticals, Sun Valley Floral Group and Spectra Scan. From 1998-2001 he was CFO for Homa Company. Prior to that he served as Northeast Region Business Manager for Decision One and V.P. CFO for Voyager Software Corp.

Earlier in his career Mr. Thomas was an Auditor for Touche Ross & Co. and also served as the National Office Controller for Arthur Young, and then after the merger, for Ernst & Young.

Mr. Thomas holds a Master of Business Administration in Finance from New York University and a Bachelor of Science in accounting degree from Seton Hall University. He is also a CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS INC.

Date: October 25, 2010	By:	/s/ William Marginson
William Marginson,
Chief Executive Officer